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                                                                    EXHIBIT 23.2

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" and to the use of our reports dated May 7, 1999, with respect to the financial statements and schedules of Progressive System Technologies, Inc. incorporated by reference in the Registration Statement (Form S-8 No. 333-00000) and related Prospectus of Asyst Technologies, Inc. for the registration of 2,959,093 shares of its Common Stock.

                                                /s/ Ernst & Young LLP

Austin, Texas

May 16, 2001